UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  OCTOBER 20, 2009  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 3.03 Material Modification of Rights of Securities Holders

On October 19, 2009, Accredited Business Consolidators Corp. (trading as the Italian Oven, OTC:  IOVE), issued a resolution for the purpose of divesting itself of majority control of subsidiary Richwood Eco Ventures, Inc.  The Company will release the majority of the shares owned by it to its shareholders through a stock dividend of one share of Richwood Eco Ventures, Inc., for each share of IOVE.  Shareholders need to monitor the releases from the Company to be notified of the ex date and for instructions on how to receive the dividend shares for those who hold certificates.  Shareholders with shares held by a broker will automatically receive their shares through the DTCC.

There are presently 999,999,999 shares of Richwood Eco Ventures, Inc., authorized.

Once the dividend is accomplished, IOVE along with the new management of Richwood Eco Ventures Inc. will take the steps necessary to file a registration statement with the Securities and Exchange Commission to register the securities.  Once the shares are registered, Richwood Eco Ventures, Inc. will seek a market maker to quote its shares on the OTCBB.  There is no absolute guarantee that a market maker will choose to make a market in the stock or that FINRA will issue a symbol to the new company, but with over 600 certificated shareholders and over 300 shareholders with the DTCC, the Company believes the request is reasonable.

The total number of authorized IOVE common shares is 450,000,000.   Common shares outstanding is 436,399,500.  328,018,200 shares are in the public float and on hand with CEDE & Co., 70,546,600 shares are restricted in certificate form, and 37,834,700 shares are unrestricted but in certificate form.  No additional common shares will be issued until after April 2010 pursuant to a share issuance moratorium.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 20, 2009

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

Twitter:  accreditedbiz

fax:  1-267-371-5168